UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization	File Number	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas  75219
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                 Results of Operations and Financial Condition

The Registrant is furnishing its press release dated July 12, 2012 which announces the Registrant's cash distribution for the quarter ended June 30, 2012.  The press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.01
 And 9.01                 Regulation FD Disclosure and Financial Statements and Exhibits

(c)           Exhibits

99.1
Press Release dated July 12, 2012 announcing the Registrant's cash distribution for the quarter ended June 30, 2012.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

See Item 2.02.  Results of Operations and Financial Condition.

Limitation on Incorporation by Reference

In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

by  Dorchester Minerals Management LP
its General Partner,
by  Dorchester Minerals Management GP LLC
its General Partner

Date: July 12, 2012
By: /s/  William Casey McManemin
William Casey McManemin
Chief Executive Officer

Exhibit 99.1

NEWS RELEASE	Dorchester Minerals, L.P.

Release Date:	July 12, 2012	3838 Oak Lawn Ave., Suite 300
Dallas, Texas 75219-4541
Contact:	Casey McManemin	(214) 559-0300

DORCHESTER MINERALS, L.P. ANNOUNCES ITS SECOND QUARTER DISTRIBUTION

DALLAS, TEXAS — Dorchester Minerals, L.P. (NASDAQ:DMLP) announced today the Partnership’s second quarter 2012 cash distribution.  The distribution of $0.456351 per common unit represents activity for the three-month period ended June 30, 2012 and is payable on August 2, 2012 to common unitholders of record as of July 23, 2012.

Cash receipts attributable to the Partnership’s Royalty Properties during the second quarter totaled approximately $11.4 million. These receipts generally reflect oil sales during March through May 2012 and gas sales during February through April 2012. Cash receipts attributable to the Partnership’s Net Profits Interests during the second quarter totaled approximately $1.1 million. These receipts reflect oil and gas sales from the properties underlying the Net Profits Interests generally during February through April 2012.

Cash receipts attributable to lease bonus and other income during the second quarter totaled approximately $3.2 million including proceeds from two notable leasing transactions.  The Partnership leased 506 net acres in the Lycoming County, Pennsylvania portion of the Marcellus Shale trend in multiple transactions for amounts ranging from $3,000 to $4,000 per acre and 20% royalty escalating to 25% in certain circumstances.  In addition, the Partnership leased 160 net acres in the Wheeler County, Texas portion of the Granite Wash trend for $7,000 per acre and 25% royalty.  Total lease bonus from these two transactions was approximately $2.8 million.

Dorchester Minerals, L.P. is a Dallas-based owner of producing and non-producing oil and natural gas mineral, royalty, overriding royalty, net profits, and leasehold interests located in 25 states. Its common units trade on the Nasdaq Global Select Market under the symbol DMLP.

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS

Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price or demand for oil and natural gas, changes in the operations on or development of the Partnership’s properties, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements) and the Partnership’s financial position, business strategy and other plans and objectives for future operations. These and other factors are set forth in the Partnership's filings with the Securities and Exchange Commission.